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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-11 (Registration No. 333-34983) of our reports dated March 25, 1997, except for the first paragraph of Note 1, for which the date is October 17, 1997, on our audits of the financial statements and financial statement schedule of Captec Net Lease Realty, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                            /s/ COOPERS & LYBRAND, L.L.P.

                                            COOPERS & LYBRAND, L.L.P.

Detroit, Michigan

October 17, 1997